EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Winner Medical Group Inc.
Winner Industrial Park, Bulong Road
Longhua, Shenzhen
Guangdong
P.R. China

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 9 to SB-2 on Form S-1 of Winner Medical Group Inc. of our report dated December 8, 2006, relating to the consolidated financial statements of Winner Medical Group Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO McCabe Lo Limited
BDO McCabe Lo Limited

Hong Kong, April 20, 2007